FACTS ABOUT CONVERSION


The Board of Directors of Peoples Federal Savings and Loan Association ("Peoples Federal") unanimously adopted a Plan of Conversion (the "Conversion") to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association.

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in Peoples Sidney Financial Corporation, (the "Holding Company"), the newly formed corporation that will serve as holding company for Peoples Federal following the conversion.


Investment in the stock of Peoples Sidney Financial Corporation involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".


WHY IS PEOPLES FEDERAL CONVERTING TO STOCK FORM?
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The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, Peoples Federal will raise additional capital enabling it to:

      o support and expand its current financial and other services.

      o allow customers and friends to purchase stock and share in the Holding Company's and Peoples Federal's future.

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WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
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No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?
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Certain past and present depositors of Peoples Federal, the Holding Company's
Employee Stock Ownership Plan and members of the general public.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
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Peoples Sidney Financial Corporation is offering up to X,XXX,XXX shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MUCH STOCK MAY I BUY?
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The minimum order is 25 shares. No person, together with associates of and persons acting in concert with such person, may purchase more than $200,000 of the common stock sold.

DO MEMBERS HAVE TO BUY STOCK?
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No. However, the Conversion will allow Peoples Federal's depositors an opportunity to buy stock and become charter shareholders of the holding company for the local financial institution with which they do business.

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HOW DO I ORDER STOCK?
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You must complete the enclosed Stock Order Form and Certification Form.
Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by 5:00 p.m. on Xxxxxxxx X, 1997.

HOW MAY I PAY FOR MY SHARES OF STOCK?
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First, you may pay for stock by check, cash or money order. Interest will be paid by Peoples Federal on these funds at the passbook rate, which is currently 2.0% per annum, from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Peoples Federal savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.

CAN I PURCHASE SHARES USING FUNDS IN MY PEOPLES FEDERAL IRA ACCOUNT?
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Federal regulations do not permit the purchase of conversion stock from your existing Peoples Federal IRA account. To accommodate our depositors, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Information Center for additional information.

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WILL THE STOCK BE INSURED?
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No. Like any other common stock, the Holding Company's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
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The Board of Directors of the Holding Company will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE STOCK BE TRADED?
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The Holding Company's stock will trade on the Nasdaq National Market under the symbol "XXXX". However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF PEOPLES FEDERAL PLANNING TO PURCHASE STOCK?
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Yes! Peoples Federal's officers and directors plan to purchase, in the aggregate, $XXX,XXX worth of stock or approximately % of the stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?
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No. You will not be charged a commission or fee on the purchase of shares in the
Conversion.

SHOULD I VOTE?
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Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

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WHY DID I GET SEVERAL PROXY CARDS?
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If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
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Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
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Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the special meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 9:00 A.M. AND 6:00 P.M. MONDAY THROUGH FRIDAY.


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                     STOCK INFORMATION CENTER (937) XXX-XXXX
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                      Peoples Sidney Financial Corporation
                              101 East Court Street
                               Sidney, Ohio 45365
                              Phone (937) XXX-XXXX
                               Fax (937) XXX-XXXX

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STOCK OFFERING
QUESTIONS
AND ANSWERS

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Peoples Sidney Financial
Corporation














THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.